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                                         EX-12
                                         Statement re: Computation of Ratios


                                                    Exhibit 12
                                                    Form 10-Q
                                                    For the Nine
                                                    Months Ended
                                                    June 30, 1999


                            Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                               For the Nine
                                                               Months Ended
                                                              June 30, 1999

Income Before Income Taxes...........................               $ 3,962

Less Interest Capitalized during
  the Period...........................................                  16
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................                   2

Add Fixed Charges......................................                 473

Total Earnings ........................................             $ 4,417



Fixed Charges

Total Interest Expense Including Capitalized Interest..               $ 340

Interest Portion of Rental Expense.....................                 133

    Total Fixed Charges................................               $ 473

Ratio of Earnings to Fixed Charges.....................                 9.3